As Filed with the Securities and Exchange Commission on July 10, 2020

Registration No. 333-234147

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 3 TO

FORM F-4/A

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DIGINEX LIMITED

(Exact name of Registrant as specified in its charter)

Singapore	7389	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

35/F Two International

Finance Street, Central

Hong Kong Telephone: +852 2248 0600

(Address, including zip code, and telephone number, including area code, of
Registrant’s principal executive offices)

CT Corporation System

1015 15th Street, NW

Suite 1000

Washington, District of Columbia 20005

Telephone: (202) 572-3133

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Mitchell S. Nussbaum Giovanni Caruso Tahra Wright Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 (212) 407-4000 (212) 407-4990 — Facsimile	Stelios Moussis Diginex Limited 35/F Two International Finance Street, Central Hong Kong +852 2248 0600

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and after all conditions under the Amended Share Exchange Agreement are satisfied or waived.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) [  ]

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) [  ]

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company [X]

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Security(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares	7,427,500	10.00	74,275,000	9,640.90
Ordinary Shares upon conversion of Rights	599,000	10.00	5,990,000	777.51
Redeemable Warrants	5,990,000	—	—	(2)
Ordinary Shares underlying Redeemable Warrants	2,995,000	11.50	34,442,500	4,470.64
Total	11,021,500	17,011,500	114,707,500	$14,889.05	(3)

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(2) No fee pursuant to Rule 457(g).

(3) Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 3 to this Registration Statement of F-4/A (Reg. No. 333-234147) is being filed to include Exhibit 2.6 – Fourth Amendment to the Share Exchange Agreement dated June 24, 2020, which was inadvertently omitted from Amendment No. 2. There have been no other changes.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Singapore NewCo’s constitution provides that, subject to the provisions of the Singapore Companies Act, every director, auditor, secretary or other officer of Singapore NewCo shall be entitled to be indemnified by Singapore NewCo against all liabilities incurred by him in the execution and discharge of his duties and where he serves at the request of Singapore NewCo as a director, officer, employee or agent of any subsidiary or affiliate of Singapore NewCo or in relation thereto including any liability by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of Singapore NewCo and in which judgment is given in his favour (or the proceedings otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under statute for relief from liability in respect of any such act or omission in which relief is granted to him by the court, provided that there is no conflict with the Singapore Companies Act and every other act for the time being in force concerning companies and affecting Singapore NewCo.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21. Exhibits and Financial Statement Schedules.

Exhibit Number		Description
2.1		Share Exchange Agreement dated July 9, 2019 (incorporated by reference to Exhibit 2.1 to the JFK Current Report on Form 8-K filed with the Securities & Exchange Commission on July 10, 2019)
2.2	+	Amendment and Joinder to Share Exchange Agreement, dated as of October 8, 2019
2.3	+	Form of the Articles of Merger and Plan of Merger between 8i Enterprises Acquisition Corp and DIGITAL INNOVATIVE LIMITED
2.4

Second Amendment to the Share Exchange Agreement dated January 28, 2020 (incorporated by reference to Exhibit 2.1 to the JFK Current Report on Form 8-K filed with the Securities & Exchange Commission on January 30, 2020)

2.5		Third Amendment to the Share Exchange Agreement dated May 6, 2020 (incorporated by reference to Exhibit 2.1 to the JFK Current Report on Form 8-K filed with the Securities & Exchange Commission on May 6, 2020)
2.6	*	Fourth Amendment to the Share Exchange Agreement dated June 24, 2020 (incorporated by reference to Exhibit 2.1 to the JFK Current Report on Form 8-K filed with the Securities & Exchange Commission on June 26, 2020)
3.1		JFK Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 to the JFK Registration Statement on Form S-1 filed with the Securities & Exchange Commission on March 4, 2019)
3.2	+	Certificate Confirming Incorporation of Digital Innovative Limited
3.3	+	Certificate Confirming Incorporation of Diginex Limited
3.4	+	Constitution of Diginex Limited
3.5	+	Amended and Restated Constitution of Diginex Limited
4.1		Specimen JFK Unit Certificate (incorporated by reference to Exhibit 4.1 to the JFK Registration Statement on Form S-1 filed with the Securities & Exchange Commission on March 4, 2019)
4.2		Specimen JFK Ordinary Share Certificate (incorporated by reference to Exhibit 4.2 to the JFK Registration Statement on Form S-1 filed with the Securities & Exchange Commission on March 4, 2019)
4.3		Specimen JFK Warrant Certificate (incorporated by reference to Exhibit 4.3 to the JFK Registration Statement on Form S-1 filed with the Securities & Exchange Commission on March 4, 2019)
4.4		Specimen JFK Right Certificate (incorporated by reference to Exhibit 4.4 to the JFK Registration Statement on Form S-1 filed with the Securities & Exchange Commission on March 4, 2019)
4.5		Warrant Agreement, dated March 27, 2019, between VStock Transfer, LLC and JFK. (incorporated by reference to Exhibit 4.5 to the JFK Current Report on Form 8-K filed with the Securities & Exchange Commission on April 1, 2019)
4.6		Rights Agreement, dated March 27, 2019, between VStock Transfer, LLC and JFK. (incorporated by reference to Exhibit 4.6 to the JFK Current Report on Form 8-K filed with the Securities & Exchange Commission on April 1, 2019)
4.7		Unit Purchase Option, dated April 1, 2019, between JFK and Chardan Capital Markets, LLC. (incorporated by reference to Exhibit 4.7 to the JFK Current Report on Form 8-K filed with the Securities & Exchange Commission on April 1, 2019)
5.1	+	Legal Opinion of Shook Lin & Bok LLP
10.1		Letter Agreements, dated March 27, 2019, among the Registrant, Chardan Capital Markets, LLC and the Company’s officers, directors and shareholders. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities & Exchange Commission on April 1, 2019)
10.2		Investment Management Trust Agreement, dated March 27, 2019, between Wilmington Trust Company and the Registrant. (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities & Exchange Commission on April 1, 2019)
10.3		Escrow Agreement, dated March 27, 2019, between the Registrant, VStock Transfer, LLC and the Initial Shareholders. (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities & Exchange Commission on April 1, 2019)
10.4		Registration Rights Agreement, dated March 27, 2019, among the Registrant and the Initial Shareholders and Chardan Capital Markets, LLC. (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities & Exchange Commission on April 1, 2019)
10.5	+	Form of Registration Rights Agreement by and among Diginex Limited and the Investors named therein
10.6	+	Form of Escrow Agreement
10.7	+	Form of Lock-Up Agreements
10.8	+	Merger Agreement, dated October 8, 2019, by and between 8i Enterprises Acquisition Corp., Digital Innovative Limited and DIGITAL INNOVATIVE LIMITED
10.9	+	Diginex Limited 2020 Omnibus Incentive Plan
10.10	+	Form of Option Agreement
10.11	+	Form of Assignment of Warrant Agreement
14		Form of Code of Ethics (incorporated by reference to Exhibit 14 to the Registration Statement on Form S-1 filed with the Securities & Exchange Commission on March 4, 2019)
23.1	+	Consent of UHY LLP
23.2	+	Consent of UHY LLP
23.3	+	Consent of Shook Lin & Bok LLP (included in Exhibit 5.1)
23.4	+	Consent of Paul Ewing
23.5	+	Consent of Richard Byworth
23.6	+	Consent of Miles Pelham
23.7	+	Consent of Rachid Bouzouba
23.8	+	Consent of Jeremy Leong
23.9	+	Consent of Paul Smith
23.10	+	Consent of Andrew Watkins
24.1	+	Power of Attorney (included on signature page hereto)
99.1		Form of JFK Audit Committee Charter (incorporated by reference to Exhibit 99.1 to the JFK Registration Statement on Form S-1 filed with the Securities & Exchange Commission on March 4, 2019)
99.2		Form of JFK Nominating Committee Charter (incorporated by reference to Exhibit 99.2 to the JFK Registration Statement on Form S-1 filed with the Securities & Exchange Commission on March 4, 2019)
99.3		Form of JFK Compensation Committee Charter (incorporated by reference to Exhibit 99.3 to the JFK Registration Statement on Form S-1 filed with the Securities & Exchange Commission on March 4, 2019)

+ Previously filed.

* Filed herewith.

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Item 22. Undertakings

A.	Singapore NewCo hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering.

(5)	For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

B.	Singapore NewCo hereby undertakes:

(1)	that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2)	that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

D.	The undersigned registrant hereby undertakes (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

E.	The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hong Kong, on the 10th day of July, 2020.

Diginex Limited

By:	/s/ Miles Pelham
Name:	Miles Pelham
Title:	Chairman

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on July 10, 2020 in the capacities indicated.

Name	Title

/s/ Richard Byworth	Chief Executive Officer and Director
Richard Byworth	(Principal Executive Officer)

/s/ Paul Ewing	Chief Financial Officer and Director
Paul Ewing	(Principal Financial Officer and Principal Accounting Officer)

/s/ Miles Pelham
Miles Pelham	Chairman and Director

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SIGNATURE OF AUTHORIZED REPRESENTATIVE
IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Diginex Limited, has signed this registration statement or amendment thereto in the City of Newark, Delaware on July 10, 2020.

Authorized U.S. Representative

/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

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